EXHIBIT 10.10

CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE LICENSE AGREEMENT

for

ADIPOSE-DERIVED STEM CELLS

This exclusive license agreement (“Agreement”) is made effective this 16th day of October, 2001 (“Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”), and StemSource, Inc., a Delaware corporation, having a principal place of business at 1125 Business Center Circle, Suite A, Thousand Oaks, California 91320 (“Licensee”).

BACKGROUND

A.                                   Certain inventions, generally characterized as “Connective Tissue Stem Cells” (“Inventions”), were made in the course of research at the University of California, Los Angeles by Drs. Marc H. Hedrick, H. Peter Lorenz, Prosper Benhaim and Min Zhu (“Regents’ Inventors”) and at the University of Pittsburgh (“Pittsburgh”) by Drs. Adam J. Katz, J. Ramón Llull and J. William Futrell (“Pittsburgh’s Inventors”) (collectively, the “Inventors”). The Inventions are disclosed in UC Case No. 2000-310 and are covered by Patent Rights as defined below.

B.                                     Licensee acknowledges that The Regents and Pittsburgh have not entered into any agreement that sets out the rights of each in regards to patent prosecution matters, inventorship or licensing of the Inventions.

C.                                     Licensee acknowledges that Pittsburgh has filed and taken the lead in prosecuting PCT/US00/06232 (filed 03/10/2000 and designating the US) and The Regents has filed and taken the lead in prosecuting a Continuation-in-Part application (filed 09/10/2001).  No decisions have been made by the parties concerning Patent Rights.

D.                                    Licensee acknowledges that certain of the Inventions may be jointly owned by The Regents and Pittsburgh and that each party is licensing its interest in Patent Rights independently of the other.

E.                                      Licensee acknowledges and agrees that the rights granted under this Agreement may be limited by Pittsburgh’s joint ownership or sole ownership in certain claims under Patent Rights, and the licenses granted under this Agreement are granted solely under The Regents undivided interest in Patent Rights, whatever those rights might be.

F.                                      Licensee and The Regents have executed a Letter of Intent (UC Control No. 2001-30-0642) with an effective date of June 4, 2001.

G.                                     Licensee wishes to obtain rights from The Regents for the exclusive commercial development, use and sale of products from The Regents’ interest in the Inventions, and The Regents is willing to grant those rights so that the Inventions may be developed to their fullest and the benefits enjoyed by the general public.

H.                                    Licensee is a “a small business firm” as defined in 15 U.S.C. § 632.

I.                                         Licensee and The Regents recognize and agree that royalties due under this Agreement on products and methods will be paid by Licensee on both pending patent applications and issued patents.

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In view of the foregoing, the parties agree:

1.                                       DEFINITIONS

1.1                                 “Affiliate” means any corporation or other business entity: (i) in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; or (ii) which owns, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors of the Licensee; or (iii) which is under common ownership or control with Licensee to the extent of at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. Notwithstanding the foregoing, in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which

Licensee owns or controls, or is owned or controlled by, or is under common ownership or control with, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2                                 “Cell Replacement Therapy” means the use of adipose-derived stem cells for the therapeutic replacement of cells and tissues damaged by disease or injury.

1.3                                 “Consumables” means any product derived from or identified using stems cells such as specialized culture media and protein factors useful for the proliferation, differentiation and maintenance of adipose-derived stem cells used as either a therapeutic or in an elective procedure and for cultured cells/tissues applications in general.

1.4                                 “Cosmetic Surgery and Reconstructive Surgery” means the use of adipose-derived stem cells or matrixes in Cosmetic Surgery or non life-threatening elective procedures, including but not limited to wrinkle fills, and breast augmentation.

1.5                                 “Field of Use” means:

1.5.1                        Cell Replacement Therapy in humans;

1.5.2                        Gene Therapy in humans;

1.5.3                        Cosmetic Surgery and Reconstructive Surgery in humans;

1.5.4                        Research and Collaboration Services; and

1.5.5                        the development and commercialization of Consumables.

1.6                                 “Gene Therapy” means the use of adipose-derived stem cells as a vehicle to deliver or replace genes and gene function in a human host.

1.7                                 “Licensed Method” means any method that is covered by or claimed in Patent Rights, or the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any unexpired claim of a patent or pending claim of a patent application included in Patent Rights.

1.8                                 “Licensed Product” means any product that is covered by or claimed in Patent Rights; that is used in a manner requiring the performance of the Licensed Method; that is produced by the Licensed Method or that the manufacture, use or sale of which would be an infringement, but for the license granted to Licensee pursuant to this Agreement, of an unexpired claim of a patent or pending claim of a patent application included in Patent Rights.  This definition of Licensed Product also includes a service either used by Licensee, an Affiliate or sublicensee or provided by Licensee, an Affiliate or sublicensee to its customers when such service requires the use of Licensed Product or performance of Licensed Method.  Additionally, for the avoidance of doubt, if such product is a component of a larger unit such as a kit, composition of matter or combination, then such kit, composition of matter or combination is deemed to be the Licensed Product for purposes of this definition.

1.9                                 “Net Sales” means the total of the gross invoice prices from the Final Sale of Licensed Product or Licensed Method performed by Licensee, an Affiliate or a sublicensee, less the sum of the following actual and customary deductions where applicable:  cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes); transportation charges, including insurance; and allowances or credits to customers because of rejections or returns.  Final Sale means the last sale within the control of Licensee, an Affiliate or sublicensee to an independent, unaffiliated third party (including without limitation to distributors and agents), regardless of whether Licensee, an Affiliate or sublicensee had control over prior infringing acts.  For purposes of calculating Net Sales, any sale among Licensee, an Affiliate or sublicensee of a Licensed Product for end use (and not for resale) by Licensee, an Affiliate or sublicensee will be considered a Final sale at the price normally charged to independent, unaffiliated third parties, if any, at the time of such end use sale or, in the event there is no such price, at the fair market value thereof at the time of such end use sale. Any sale of a Licensed Product among Licensee, an Affiliate or sublicensee will not be considered a Final Sale where such sale is not for end use by Licensee, an Affiliate or sublicensee.

1.10                           “Patent Rights” means The Regents’ undivided interest in the following patent applications or patents and continuing applications thereof including divisions and substitutions

UC Case Number:	United States (“U.S.”) Application Number:	Filing Date:	Filed by:
2000-310-1	U.S. App No. 60/123,711	03/10/1999 abandoned	Pittsburgh
2000-310-2	U.S. App No. 60/162,462	10/29/1999 abandoned	Pittsburgh
2000-310-3	PCT/US00/06232	03/10/2000	Pittsburgh
2000-310-4		09/10/2001	The Regents

but excluding continuation-in-part applications (to the extent that claims are not supported in the parent); any patents on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.11                           “Research and Collaboration Services” means services provided to a third party in exchange for compensation including but not limited to the identification of useful chemicals, gene/protein function, and novel genes, and uses of adipose-derived stem cells as research tools.

2.                                       LIFE OF PATENT EXCLUSIVE GRANT

2.1                                 Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a world-wide license under The Regents’ undivided interest in Patent Rights to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method to the extent permitted by law.

2.2                                 Licensee acknowledges that Pittsburgh has the right to grant licenses to its undivided interest in Patent Rights.

2.3                                 Except as otherwise provided in this Agreement, the license granted in Paragraph 2.1 is exclusive for the life of the Agreement.

2.4                                 The license granted in Paragraphs 2.1 and 2.2 is limited to methods and products that are within the Field of Use.  For other methods and products, Licensee has no license under this Agreement.

2.5                                 The Regents reserves the right to practice, and for other educational and non-profit institutions to practice, the Inventions and associated technology for educational and research purposes, including publication and other communication of research results.

3.                                       SUBLICENSES

3.1                                 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method, as long as Licensee has current exclusive rights thereto under this Agreement, except that the sublicensee may not be granted the right to further sublicense the technology.  To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents contained in this Agreement.

3.2                                 Licensee shall promptly provide The Regents with a copy of each sublicense issued, collect and guarantee payment of all payments due The Regents from sublicensees and summarize and deliver all reports due The Regents from sublicensees.

3.3                                 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether Licensee shall cancel or assign to The Regents any and all sublicenses.

3.4                                 Licensee shall pay to The Regents               ***              of any compensation, exclusive of the earned royalty on Net Sales and milestone payments provided for in Article 6 (License Maintenance Fee and Milestone Payments), received by Licensee from a sublicensee or development and marketing partner (“Attributed Income”).

3.5                                 Attributed Income shall include, but not be limited to, the following:

3.5.1                        license issue fees;

3.5.2                        maintenance fees, and

3.5.3                        milestone payments.

3.6                                 Attributed Income shall not include:

3.6.1                        money derived from debt financing;

3.6.2                        bona fide equity (and conditional equity, such as warrants, convertible debt and the like) investments in Licensee at market value;

3.6.3                        reimbursements of patent and patent-related expenses; and

3.6.4                        bona fide research support payments (not in excess of reasonable and customary rates).

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4.                                       PAYMENT TERMS

4.1                                 Paragraphs 1.10, 1.7 and 1.8 define Patent Rights, Licensed Method, and Licensed Product so that royalties are payable on products and methods covered by both pending patent applications and issued patents.  Royalties will accrue in each country for the duration of Patent Rights in that country and are payable to The Regents when Licensed Product is invoiced or if not invoiced, when delivered to a third party.

4.2                                 Licensee shall pay to The Regents earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year.  Each payment will be for earned royalties accrued within Licensee’s most recently completed calendar quarter.

4.3                                 All monies due The Regents are payable in U.S. dollars.  Licensee is responsible for all bank transfer charges.  When Licensed Product is sold for monies other than U.S. dollars, Licensee shall first determine the earned royalty in the currency of the country in which Licensed Product was sold and then convert the amount into equivalent U.S. funds, using the exchange rate quoted in The Wall Street Journal on the last business day of the reporting period.

4.4                                 Royalties earned on sales occurring in any country outside the U.S. may not be reduced by any taxes, fees or other charges imposed by the government of such country on the payment of royalty income.  Notwithstanding the foregoing, all payments made by Licensee in fulfillment of The Regents’ tax liability in any particular country will be credited against earned royalties or fees due The Regents for that country.

4.5                                 If at any time legal restrictions prevent the prompt remittance of royalties by Licensee from any country where a Licensed Product is sold, then Licensee shall deposit the amount owed to The Regents into an interest bearing account and shall pay The Regents directly from this account or from its U.S. source of funds within a year of the due date.

4.6                                 If any patent or patent claim within Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, then all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision.  Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on another patent or claim not involved in the final decision or that are based on The Regents’ property rights.

4.7                                 In the event payments, rebillings or fees are not received by The Regents when due, Licensee shall pay to The Regents interest charges at a rate of ten percent (10%) per annum.  Interest is calculated from the date payment was due until actually received by The Regents.

5.                                       LICENSE ISSUE FEE

Licensee shall pay to The Regents a license issue fee of fifty thousand dollars ($50,000) within seven (7) days of the Effective Date.  This fee is non-refundable, non-cancelable and is not an advance against royalties.

6.                                       LICENSE MAINTENANCE FEE AND MILESTONE PAYMENTS

6.1                                 Licensee shall also pay to The Regents a royalty in the form of a license maintenance fee of thirty-five thousand dollars ($35,000) beginning on the one-year anniversary of the Effective Date and continuing annually on each anniversary of the Effective Date.  The license maintenance fee is not due on any anniversary of the Effective Date if on that date, Licensee is commercially selling Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product.  License maintenance fees are non-refundable and not an advance against earned royalties.

6.2                                 Licensee shall also pay to The Regents the following milestone payments for each Licensed Product within thirty (30) days of the achievement of each milestone event:

6.2.1                                          ***                  upon the filing of an Investigational New Drug Application (“IND”) or a similar application with the U.S. Food and Drug Administration (“USFDA”) or an equivalent foreign regulatory agency; and

6.2.2                                          ***                  upon applying for marketing approval with the USFDA or an equivalent foreign regulatory agency; and

6.2.3                                          ***                  upon receiving marketing approval from the USFDA or an equivalent foreign regulatory agency.

6.2.4                        Within sixty (60) days of either:

6.2.4.1               closing of a public offering of the common stock of Licensee pursuant to a registration statement filed with the Securities and Exchange Commission; or

6.2.4.2               a Change of Control Transaction,

6.2.5                        Licensee shall make to The Regents a cash payment equal to the larger of:

6.2.5.1               50,000 times $P, where $P:

6.2.5.1.1      in the case of an initial public offering, is the price per share to the public in such offering; or

6.2.5.1.2      in the case of a Change of Control Transaction, is the average price per share paid by the acquiring third party for all shares acquired in the Change of Control Transaction, including the fair market value of any non-cash consideration paid by such acquiring third party therefore; or

6.2.5.2               one million dollars ($1,000,000).

6.2.6                        As used herein, a “Change of Control Transaction” means, any consolidation, merger, reorganization or other transaction or series of transactions, in which greater than forty percent (40%) of the voting  power of Licensee is transferred to a third party not previously a shareholder of Licensee.

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7.                                       EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

7.1                                 Licensee shall also pay to The Regents an earned royalty on the Net Sales of Licensed Product or Licensed Method as follows:

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7.2                                 In the event that any Licensed Product qualifies as more than one type of Licensed Product under this Agreement, only the highest earned royalty percentage amongst the relevant types of Licensed Product shall apply.

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7.4                                 Licensee shall pay to The Regents a minimum annual royalty for the life of Regents’ Patent Rights beginning in the year of the first commercial sale of Licensed Product or Licensed Method but no later than the calendar year 2004.  Minimum annual royalties shall be as follows:

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7.5                                 The minimum annual royalty will be paid semi-annually to The Regents on February 28 and July 31 of each year and will be credited against the earned royalty due for the calendar year in which the minimum payment was made.

8.                                       DUE DILIGENCE

8.1                                 Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Product and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet market demands.

8.2                                 Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Product.

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8.9                                 reasonably fill the market demand for Licensed Product following commencement of marketing at any time during the exclusive period of this Agreement; or

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8.11                           If Licensee is unable to perform any of the above provisions, then The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license.  This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Life of Patent Exclusive Grant).

8.12                           In addition to the obligations set forth above, Licensee shall:

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8.12.1                  spend an aggregate of not less than five hundred thousand dollars ($500,000) during the first year, no less than an aggregate of one million dollars ($1,000,000) during the first two (2) years and an aggregate of no less than four million dollars ($4,000,000) within the first five (5) years of the effective date of this Agreement for the development and testing of Licensed Product; and

8.12.2                  Raise a minimum of two million dollars ($2,000,000) within twenty-four (24) months of the effective date of this Agreement.

8.13                           If the requirements set forth in Paragraph 8.12 are not met, then The Regents has the right and option to either terminate this Agreement or reduce the Licensee’s exclusive license to a non-exclusive license.

9.                                       PROGRESS AND ROYALTY REPORTS

9.1                                 Beginning December 31, 2001, and semi-annually thereafter, Licensee shall submit to The Regents a written progress report covering Licensee’s (and any Affiliate’s or sublicensee’s) activities related to the development and testing of all Licensed Product and the obtaining of the governmental approvals necessary for marketing.  Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the U.S. and shall be again required if commercial sales of such Licensed Product are suspended or discontinued.

9.2                                 Progress reports submitted under Paragraph 9.1 shall include, but are not limited to, the following topics:

9.2.1                        summary of work completed;

9.2.2                        key scientific discoveries;

9.2.3                        summary of work in progress;

9.2.4                        current schedule of anticipated events or milestones;

9.2.5                        market plans for introduction of Licensed Product; and

9.2.6                        a summary of resources (dollar value) spent in the reporting period.

9.3                                 Licensee has a continuing responsibility to keep The Regents informed of the large and small business entity status as defined by the U.S. Patent and Trademark Office of itself and its sublicensees and Affiliates.

9.4                                 Licensee shall report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Licensed Product in each country.

9.5                                 After the first commercial sale of a Licensed Product anywhere in the world, Licensee shall make quarterly royalty reports to The Regents on or before each February 28 (for the quarter ending December 31), May 31 (for the quarter ending March 31), August 31 (for the quarter ending June 30) and November 30 (for the quarter ending September 30) of each year.  Each royalty report will cover Licensee’s most recently completed calendar quarter and will show:

9.5.1                        the gross sales and Net Sales of Licensed Product sold during the most recently completed calendar quarter;

9.5.2                        the number of each type of Licensed Product sold;

9.5.3                        the royalties, in U.S. dollars, payable with respect to sales of Licensed Product;

9.5.4                        the method used to calculate the royalty; and

9.5.5                        the exchange rates used.

9.6                                 If no sales of Licensed Product have been made during any reporting period, then a statement to this effect is required.

10.                                 BOOKS AND RECORDS

10.1                           Licensee shall keep accurate books and records showing all Licensed Product manufactured, used and/or sold under the terms of this Agreement.  Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain.

10.2                           Books and records must be open to inspection by representatives or agents of The Regents at reasonable times.  The Regents shall bear the fees and expenses of examination but if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered in any examination, then Licensee shall bear the fees and expenses of that examination.

11.                                 LIFE OF THE AGREEMENT

11.1                           Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until the date of expiration of the last-to-expire patent licensed under this Agreement or until the last patent application licensed under this Agreement is abandoned and no patent in Regents’ Patent Rights ever issues.

11.2                           Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 10	Books and Records
Article 14	Disposition of Licensed Product on Hand Upon Termination
Article 15	Use of Names and Trademarks
Article 20	Indemnification
Article 24	Failure to Perform
Article 29	Secrecy

12.                                 TERMINATION BY THE REGENTS

If Licensee fails to perform or violates any term of this Agreement, then The Regents may give written notice of default (“Notice of Default”) to Licensee.  If Licensee fails to repair the default within sixty (60) days of the effective date of Notice of Default, then The Regents may terminate this Agreement and its licenses by a second written notice (“Notice of Termination”).  If a Notice of Termination is sent to Licensee, then this Agreement will automatically terminate on the effective date of that notice.  Such termination will not relieve Licensee of its obligation to pay any fees owing at the time of termination and will not impair any accrued right of The Regents.  These notices are subject to Article 21 (Notices).

13.                                 TERMINATION BY LICENSEE

13.1                           Licensee has the right at any time to terminate this Agreement in whole or as to any portion of Regents’ Patent Rights by giving notice in writing to The Regents.  Such notice of termination will be subject to Article 21 (Notices) and termination of this Agreement will be effective sixty (60) days from the effective date of such notice.

13.2                           Any termination under the above Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to The Regents or anything done by Licensee prior to the time termination becomes effective.  Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14.                                 DISPOSITION OF LICENSED PRODUCT ON HAND UPON TERMINATION

Upon termination of this Agreement, Licensee is entitled to dispose of all previously made or partially made Licensed Product, but no more, within a period of one hundred and twenty (120) days provided that the sale of Licensed Product is subject to the terms of this Agreement, including, but not limited to, the rendering of reports and payment of royalties required under this Agreement.

15.                                 USE OF NAMES AND TRADEMARKS

15.1                           Nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing).  Unless required by law, the use by Licensee of the name “The Regents of the University of California” or the name of any campus of the University of California is prohibited.

15.2                           The Regents is free to release to the inventors and senior administrators employed by The Regents the terms and conditions of this Agreement.  If such release is made, then The Regents shall give notice of the confidential nature and shall request that the recipient does not disclose such terms and conditions to others.  If a third party inquires whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Life of Patent Exclusive Grant) to such third party, but will not disclose the name of Licensee or any other terms or conditions of this Agreement, except where The Regents is required to release information under either the California Public Records Act, a governmental audit requirement or other applicable law.

16.                                 LIMITED WARRANTY

16.1                           The Regents warrants to Licensee that it has the lawful right to grant this license.

16.2                           This license and the associated Inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT LICENSED PRODUCT OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

16.3                           IN NO EVENT MAY THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS OR LICENSED PRODUCT.

16.4                           This Agreement does not:

16.4.1                  express or imply a warranty or representation as to the validity or scope of any of Patent Rights;

16.4.2                  express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

16.4.3                  obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 19 (Patent Infringement);

16.4.4                  confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Patent Rights as defined in this Agreement,

regardless of whether those patents are dominant or subordinate to Patent Rights; or

16.4.5                  obligate The Regents to furnish any know-how not provided in Patent Rights.

17.                                 PATENT PROSECUTION AND MAINTENANCE

17.1                           In regard to PCT/US00/06232, filed by Pittsburgh,

17.1.1                  The Regents does not control patent prosecution and there is no agreement in place between The Regents and Pittsburgh regarding patent prosecution matters.  This Agreement may need to be amended to take into account the provisions of any agreement to be reached between Pittsburgh and The Regents in regard to patent prosecution matters and the payment of patent costs by The Regents.

17.2                           In regard to the Continuation-in-Part application filed 09/10/2001 by The Regents,

17.2.1                  As long as Licensee has paid patent costs as provided for in this Article 17 (Patent Prosecution and Maintenance), The Regents shall diligently endeavor to prosecute and maintain the U.S. and foreign patents using counsel of its choice.  The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed of the continuing prosecution.  Licensee agrees to keep this documentation confidential.  The Regents’ counsel will take instructions only from The Regents.

17.2.2                  The Regents shall use reasonable effort to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement.

17.2.3                  Licensee may request that The Regents obtain patent protection on the Inventions in foreign countries if available and if it so desires.  Licensee shall notify The Regents of its decision to obtain or maintain foreign patents not less than sixty (60) days prior to the deadline for any payment, filing or action to be taken in connection therewith.  This notice concerning foreign filing must be in writing, must identify the countries desired and must reaffirm Licensee’s obligation to underwrite the costs thereof.  The absence of such a notice from Licensee to The Regents will be considered an election not to obtain or maintain foreign rights.

17.2.4                  Notwithstanding the above, Licensee understands if an agreement is reached with Pittsburgh regarding Patent Rights filed by Pittsburgh that The Regents, at is sole discretion, may discontinue the prosecution of any and all applications filed by The Regents.

17.3                           Licensee shall bear The Regents’ costs of preparing, filing, prosecuting and maintaining all U.S. and foreign patent applications contemplated by this Agreement.  Costs billed by The Regents’ counsel will be rebilled to Licensee and are due within thirty (30) days of rebilling by The Regents.  These costs include patent prosecution costs for the Inventions incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interferences, oppositions or inventorship determinations.  Prior prosecution costs will be due upon execution of this Agreement and billing by The Regents.

17.4                           Licensee’s obligation to underwrite and to pay patent prosecution costs will continue for so long as this Agreement remains in effect, but Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months’ written notice to The Regents.  The Regents will use its best efforts to curtail patent costs when a notice of termination is received from Licensee.  The Regents may prosecute and maintain such application(s) or patent(s) at its sole discretion and expense, but Licensee will have no further right or licenses thereunder.  Non-payment of patent costs may be deemed by The Regents as an election by Licensee not to maintain application(s) or patent(s).

17.5                           The Regents may file, prosecute or maintain patent applications at its own expense in any country in which Licensee has not elected to file, prosecute or maintain patent applications in accordance with this Article 17 (Patent Prosecution and Maintenance) and those applications and resultant patents will not be subject to this Agreement.

17.6                           Licensee shall apply for an extension of the term of any patent included within Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law.  Licensee shall prepare all documents and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith.

17.7                           If either party (in the case of The Regents:  the Licensing Officer responsible for administration of this Agreement) receives notice pertaining to infringement or potential infringement of any issued patent included within Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or foreign counterparts of this Law, then that party shall notify the other party within ten (10) days after receipt of notice of infringement.

18.                                 PATENT MARKING

Licensee shall mark all Licensed Product made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

19.                                 PATENT INFRINGEMENT

19.1                           If Licensee learns of the substantial infringement of any patent licensed under this Agreement, then Licensee shall call The Regents’ attention thereto in writing and provide The Regents with reasonable evidence of infringement.  Neither party will notify a third party of the infringement of any of Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably denied.  Both parties shall use their best efforts in cooperation with each other to terminate infringement without litigation.

19.2                           Licensee may request that The Regents take legal action against the infringement of Patent Rights.  Such request must be in writing and must include reasonable evidence of infringement and damages to Licensee.  If the infringing activity has not abated within ninety (90) days following the effective date of request, then The Regents has the right to:

19.2.1                  commence suit on its own account; or

19.2.2                  refuse to participate in the suit, and

The Regents shall give notice of its election in writing to Licensee by the end of the one-hundredth (100th) day after receiving notice of written request from Licensee.  Licensee may thereafter bring suit for patent infringement, at its own expense, if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement.  If, however, Licensee elects to bring suit in accordance with this Paragraph 19.2, then The Regents may thereafter join that suit at its own expense.  Licensee agrees not to bring suit for patent infringement without following the procedures of this Paragraph 19.2, and both parties agree to be bound by an order of a court for patent infringement, patent infringement issues and patent infringement defenses raised through the pendency of such a suit under this Paragraph 19.2.

19.3                           Legal action, as is decided on, will be at the expense of the party bringing suit and all damages recovered thereby will belong to the party bringing suit, but legal action brought jointly by The Regents and Licensee and fully participated in by both will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.

19.4                           Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party bringing suit.  Litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

20.                                 INDEMNIFICATION

20.1                           Licensee shall indemnify, hold harmless and defend The Regents, its officers, employees and agents, the sponsors of the research that led to the Inventions and the inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, liabilities, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any sublicense.  This indemnification includes, but is not limited to, any product liability.

20.2                           Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows or an equivalent program of self-insurance.

20.3                           Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

•	Each Occurrence $1,000,000
•	Products/Completed Operations Aggregate $5,000,000
•	Personal and Advertising Injury $1,000,000
•	General Aggregate (commercial form only) $5,000,000

The coverage and limits referred to under the above do not in any way limit the liability of Licensee.  Licensee shall furnish The Regents with certificates of insurance showing compliance with all requirements.  Certificates must:

•	Provide for thirty (30) days’ advance written notice to The Regents of any modification.
•	Indicate that The Regents has been endorsed as an additional Insured under the coverage referred to under the above.
•

Include a provision that the coverage will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

20.4                           The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 20 (Indemnification).  Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 20 (Indemnification).

21.                                 NOTICES

21.1                           Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective as of the date specified below if delivered to the respective address given below or to another address as designated by written notice given to the other party:

21.1.1                  on the date of delivery if delivered in person;

21.1.2                  on the date of mailing if mailed by first-class certified mail, postage paid; or

21.1.3                  on the date of mailing if mailed by any global express carrier service that requires recipient to sign the documents demonstrating the delivery of such notice or payment.

In the case of Licensee:		StemSource, Inc.
1125 Business Center Circle
Thousand Oaks, CA 91320
Attention: Terry Butler
Chief Financial Officer

In the case of The Regents:		The Regents of the University
of California
Office of Technology Transfer
1111 Franklin Street, 5th Floor
Oakland, CA 94607-5200
Attention: Executive Director
Research Administration and
Technology Transfer
	RE:	UC Case No. 2000-310-3

22.                                 ASSIGNABILITY

This Agreement may be assigned by The Regents, but is personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent will not be unreasonably withheld.

23.                                 NO WAIVER

No waiver by either party of any default of this Agreement may be deemed a waiver of any subsequent or similar default.  A suspension of duty under this Agreement due to force majeure shall not be for a period longer than one (1) year.

24.                                 FAILURE TO PERFORM

If either party finds it necessary to undertake legal action against the other on account of failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

25.                                 GOVERNING LAWS

THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS OR TO WHICH PARTY DRAFTED PARTICULAR PROVISIONS OF THIS AGREEMENT, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.  Disputes between the parties regarding this Agreement will utilize only trial courts within California for disputes that go to court.

26.                                 PREFERENCE FOR U.S. INDUSTRY

Because this Agreement grants the exclusive right to use or sell the Inventions in the U.S., Licensee agrees that any products sold in the U.S. embodying this Inventions or produced through the use thereof will be manufactured substantially in the U.S.

27.                                 GOVERNMENT APPROVAL OR REGISTRATION

Licensee shall notify The Regents if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement.  Licensee shall make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

28.                                 EXPORT CONTROL LAWS

Licensee shall observe all applicable U.S. and foreign laws with respect to the transfer of Licensed Product and related technical data to foreign countries, including, without limitation,

the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

29.                                 SECRECY

29.1                           With regard to confidential information (“Data”), which can be oral or written or both, received from The Regents regarding this Inventions, Licensee agrees:

29.1.1                  not to use the Data except for the sole purpose of performing under the terms of this Agreement;

29.1.2                  to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

29.1.3                  not to disclose Data to others (except to its employees, agents or consultants who are bound to Licensee by a like obligation of confidentiality) without the express written permission of The Regents, except that Licensee is not prevented from using or disclosing any of the Data that:

29.1.3.1         Licensee can demonstrate by written records was previously known to it;

29.1.3.2         is now or becomes in the future, public knowledge other than through acts or omissions of Licensee; or

29.1.3.3         is lawfully obtained by Licensee from sources independent of The Regents;

29.1.3.4         is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency; and

29.1.4                  that the secrecy obligations of Licensee with respect to Data will continue for a period ending five (5) years from the termination date of this Agreement.

29.2                           Upon the termination of this Agreement, Licensee must destroy or return to The Regents any Data in its possession within thirty (30) days following the effective date of termination.  However, Licensee may retain one copy of Data solely for archival purposes, provided that such Data is subject to the confidentiality provisions set forth in this Article 29 (Secrecy).  Within sixty (60) days following termination, Licensee must provide The Regents with a written notice that Data has been returned or destroyed.

29.3                           With regard to biological material received by Licensee from The Regents, if any, including any cell lines, vectors, genetic material, derivatives, products progeny or material derived therefrom (“Biological Material”), Licensee agrees:

29.3.1                  not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

29.3.2                  not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to Licensee by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of The Regents, except that Licensee is not prevented from transferring Biological Material that:

29.3.2.1         becomes publicly available other than through acts or omissions of Licensee; or

29.3.2.2         is lawfully obtained by Licensee from sources independent of The Regents;

29.3.3                  to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature; and

29.3.4                  to destroy all copies of Biological Material at the termination of this Agreement.

30.                                 MISCELLANEOUS

30.1                           The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

30.2                           This Agreement is not binding on the parties until it has been signed below on behalf of each party.  It is then effective as of the Effective Date.

30.3                           No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

30.4                           This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.  The Letter of Intent ( UC Control No 2001-30-0642) dated June 4, 2001 is hereby terminated.

(Remainder of this page deliberately left blank)

30.5                           In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provisions had never been contained in it.

30.6                           None of the provisions of this Agreement is intended to create any form of joint venture between the parties, rights in third parties or rights that are enforceable by any third party.

IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

STEMSOURCE, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Terry Butler	By:	/s/ Alan B. Bennett
	(Signature)		(Signature)

Name:	Terry Butler	Name:	Alan B. Bennett
(Please Print)

Title:	COO/CFO		Title:	Executive Director
Research Administration and Technology Transfer

Date:	10/3/01	Date:	October 16, 2001

EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

STEMSOURCE, INC.

for

ADIPOSE-DERIVED STEM CELLS

UC Case No. 2000-310-3

TABLE OF CONTENTS

Article No.	Title
BACKGROUND
1.	DEFINITIONS
2.	LIFE OF PATENT EXCLUSIVE GRANT
3.	SUBLICENSES
4.	PAYMENT TERMS
5.	LICENSE ISSUE FEE
6.	LICENSE MAINTENANCE FEE AND MILESTONE PAYMENTS
7.	EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES
8.	DUE DILIGENCE
9.	PROGRESS AND ROYALTY REPORTS
10.	BOOKS AND RECORDS
11.	LIFE OF THE AGREEMENT
12.	TERMINATION BY THE REGENTS
13.	TERMINATION BY LICENSEE
14.	DISPOSITION OF LICENSED PRODUCT ON HAND UPON TERMINATION
15.	USE OF NAMES AND TRADEMARKS
16.	LIMITED WARRANTY
17.	PATENT PROSECUTION AND MAINTENANCE
18.	PATENT MARKING
19.	PATENT INFRINGEMENT
20.	INDEMNIFICATION
21.	NOTICES
22.	ASSIGNABILITY
23.	NO WAIVER
24.	FAILURE TO PERFORM
25.	GOVERNING LAWS
26.	PREFERENCE FOR U.S. INDUSTRY
27.	GOVERNMENT APPROVAL OR REGISTRATION
28.	EXPORT CONTROL LAWS
29.	SECRECY
30.	MISCELLANEOUS